UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2017

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On October 4, 2017, Gulfport Energy Corporation, a Delaware corporation (“Gulfport”), as borrower, entered into a tenth amendment to its secured revolving credit facility (the “Credit Facility”) with The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (the “Tenth Amendment”). The Tenth Amendment (i) increases the permitted amount of unsecured indebtedness to $2.1 billion, (ii) waives the reduction in Gulfport’s borrowing base that would have occurred upon the closing of the Notes Offering by an amount equal to 25% of the principal amount of the Notes (as defined below) and (iii) confirms that, after giving effect to the closing of the Notes Offering, Gulfport’s borrowing base will remain at $1.0 billion. As of October 4, 2017, approximately $365.0 million of borrowings and $237.5 million of letters of credit were outstanding under the Credit Facility, and borrowings outstanding under the Credit Facility bore interest at the rate of 3.74% per annum.

The preceding summary of the Tenth Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Tenth Amendment is incorporated herein by reference, as applicable.

Item 8.01. Other Events.

Operational Update on SCOOP Well Results

On October 4, 2017, Gulfport issued a press release announcing recent SCOOP well results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Notes Offering

On October 5, 2017, Gulfport issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $450.0 million aggregate principal amount of its Senior Notes due 2026 (the “Notes”) to repay all of its outstanding borrowings under the Credit Facility and for general corporate purposes, which may include the funding of a portion of its 2017 capital development plans. The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Tenth Amendment to Amended and Restated Credit Agreement, dated as of October 4, 2017, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto.

99.1	Press Release dated October 4, 2017 entitled “Gulfport Energy Corporation Provides SCOOP Well Results.”

99.2	Press Release dated October 5, 2017 entitled “Gulfport Energy Corporation Launches Proposed $450 Million Offering of Senior Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: October 5, 2017	By:	/s/ Keri Crowell
Keri Crowell Chief Financial Officer